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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1(1))
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DESWELL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
17B, Edificio Comercial Rodrigues
599 Avenida da Praia Grande, Macao
Special Administrative Region, PRC
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
Common Shares, no par value per share[1]	The Nasdaq Global Market
If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. ☐
If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ☐
Securities to be registered pursuant to Section 12(g) of the Act: None1
Securities Act registration statement file number to which this form relates: Not applicable

[1]	Amending registrant’s Registration Statement on Form 8-A filed December 31, 2007.

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
ITEM 2. EXHIBITS
SIGNATURE
EX-1.2

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
In the British Virgin Islands, a company’s charter documents that are comparable to a US-domestic corporation’s articles or certificate of incorporation and bylaws are called Memorandum of Association and Articles of Association, respectively. Effective March 26, 2010, we amended the first sentence of Regulation 6.15 of Articles of Association to provide as follows:
“A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than thirty three and one-third (33 1/3) per cent of the votes of the Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting.”
The effect of the forgoing amendment is to reduce the number of our outstanding common shares that must be present in person or by proxy in order to hold any meeting of shareholders from no less than 50 percent to no less than 33 1/3 percent.
A copy of the Amendment to Regulation 6.15 of our Articles of Association as filed with the Registrar of Corporate Affairs of the British Virgin Islands on March 26, 2010 is attached hereto as Exhibit 1.2.
ITEM 2. EXHIBITS

Exhibit No.	Description

1.1	Memorandum and Articles of Association (as amended and restated on 13th December, 2007) (incorporated by reference to Exhibit 1.1 to registrant’s Registration Statement on Form 8-A filed with the SEC on December 31, 2007).

1.2	Copy of Amendment to Regulation 6.15 of registrant’s Articles of Association as filed with the Registrar of Corporate Affairs of the British Virgin Islands on March 26, 2010

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DESWELL INDUSTRIES, INC.
Dated: March 31, 2010
By:	/s/ Franki S. F. Tse
Franki S. F. Tse,
Chief Executive Officer

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